UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34577	20-4158835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road, Xushui District

Baoding City, Hebei Province

People’s Republic of China 072550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (86) 312-8698215

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ITP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 6, 2026, IT Tech Packaging, Inc. (the “Company”) engaged Audit Alliance LLP (“Audit Alliance”) to serve as the Company’s independent registered public accounting firm, effective immediately. The decision to engage Audit Alliance as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company on October 5, 2026.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging Audit Alliance, the Company did not consult with Audit Alliance regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by Audit Alliance that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: October 6, 2026	By:	/s/ Zhenyong Liu
	Name:	Zhenyong Liu
	Title:	Chief Executive Officer

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